DRAFT
                             VANGUARD EXPLORER FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                           Effective January 31, 2003

     This Addendum amends Section 4 of the Investment Advisory Agreement dated August 1, 2000 between Vanguard EXPLORER FUND (the "Fund") and WELLINGTON MANAGEMENT COMPANY, LLP ("WMC") as follows.

4. Compensation of WMC. For the services to be rendered by WMC as provided in this Agreement, the Fund will pay to WMC at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the WMC Portfolio for the quarter:

                           .250% on the first $500 million of net assets; .200% on the next $250 million of net assets; .150% on the next $250 million of net assets; .100% on net assets in excess of $1 billion.

     Subject to the Transition Rule described in Section 4.1, the Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the WMC Portfolio relative to the investment performance of the Russell 2500 Growth Index. The investment performance of the WMC Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Russell 2500 Growth Index for the same time period. The Adjustment applies as follows:

Cumulative 36-Month Performance of the WMC       Performance Fee Adjustment as a
Portfolio vs. the Russell 2500 Growth Index         Percentage of the Basic Fee*
-------------------------------------------         ----------------------------

         Trails by -12% or more                               -0.50 x Basic Fee
         Trails by more than -6% up to -12%                   -0.25 x Basic Fee
         Trails/Exceeds by -6% through 6%                       0.00 x Basic Fee
         Exceeds by more than 6% but less than 12%            +0.25 x Basic Fee
         Exceeds by 12% or more                               +0.50 x Basic Fee
         ------------------
     * For purposes of determining the Adjustment, the quarterly rate is applied against the net assets of the WMC Portfolio averaged over the same time period for which the performance is measured.

4.1.                       Transition Rule for Calculating WMC's Compensation.
                           The fee structure described in Section 4 will not be fully operable until the quarter ending January 31, 2006. Until that date, the Adjustment will be determined by linking the investment performance of the Russell 2500 Growth Index with that of the Russell 2000 Growth Index and that of the Small Company Growth Fund Stock Index.

1. Quarter Ending April 30, 2003. The Adjustment will be determined by linking the investment performance of the Small Company Growth Fund Stock Index for the one quarter ending July 31, 2000, with that of the Russell 2000 Growth Index for the ten quarters ending January 31, 2003 with that of the Russell 2500 Growth Index for the one quarter ending April 30, 2003.

2. Quarter Ending July 31, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the ten quarters ending January 31, 2003 with that of the Russell 2500 Growth Index for the two quarters ending July 2003.

3. Quarter Ending October 31, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the nine quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the three quarters ending October 31, 2003.

4. Quarter Ending January 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eight quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the four quarters ending January 31, 2004.

5. Quarter Ending April 30, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the seven quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the five quarters ending April 30, 2004.

6. Quarter Ending July 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the six quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the six quarters ending July 31, 2004.

7. Quarter Ending October 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the five quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the seven quarters ending October 31, 2004.

8. Quarter Ending January 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the four quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the eight quarters ending January 31, 2005.

9. Quarter Ending April 30, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the three quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the nine quarters ending April 30, 2005.

10. Quarter Ending July 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the two quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the ten quarters ending July 31, 2005.

11. Quarter Ending October 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the one quarter ending January 31, 2003, with that of the Russell 2500 Growth Index for the eleven quarters ending October 31, 2005.

12.  Quarter Ending January 31, 2006. The benchmark transition is complete.


No Effect on Other Provisions. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated August 1, 2000 remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this ______ day of __________, 200_.


VANGUARD EXPLORER FUND

-------------------------------------------
Chairman, CEO and President


WELLINGTON MANAGEMENT COMPANY, LLP

By ____________________________________________

Title___________________________________________